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                                                                    EXHIBIT 99.1


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--------------------------------------
W. R. Berkley Corporation
165 Mason Street, P.O. Box 2518              NEWS
Greenwich, Connecticut 06836-2518            RELEASE
(203) 629-3000
--------------------------------------


FOR IMMEDIATE RELEASE                        CONTACT:  Eugene G. Ballard
                                                       Senior Vice President
                                                       Chief Financial Officer
                                                       and Treasurer
                                                       203-629-3000


           W. R. BERKLEY CORPORATION ANNOUNCES FOURTH QUARTER RESULTS

     Greenwich, CT, February 14, 2002 -- W. R. Berkley Corporation (NYSE: BER) today reported an operating loss for the fourth quarter ended December 31, 2001 of $15 million, or 49 cents per share, compared with operating income of $14 million, or 52 cents per share, for the same period in 2000. As previously announced, operating results for the fourth quarter of 2001 reflect an after tax charge of $21 million, or 68 cents per share, for an increase in treaty reinsurance loss reserves and an after tax charge of $12 million, or 38 cents per share, for potential losses from the Enron bankruptcy. Operating income or loss excludes net income or loss from discontinued businesses, realized gains or losses on investment sales and restructuring charges.

     For full year 2001, the company reported breakeven operating results compared with operating income of $38 million, or $1.48 per share, for 2000. In addition to the fourth quarter charges referred to above, operating results for 2001 reflect an after tax charge in the third quarter of $23 million, or 78 cents per share, for potential losses related to the World Trade Center attack.

     Net premiums written for continuing business segments increased 46 percent to $477 million for the fourth quarter of 2001 from $327 million for the fourth quarter of 2000. During this period the increased volume was due entirely to price increases. The premium

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growth was led by the company's specialty and alternative markets segments, which reported increases in net premiums written of 107 percent and 93 percent, respectively, over the fourth quarter of 2000. For full year 2001, net premiums written for continuing business segments increased 30 percent to $1,664 million.

     Net investment income decreased by $10 million to $47 million for the fourth quarter of 2001 due to lower returns from merger arbitrage investments. For full year 2001, net investment income was $195 million compared with $210 million for the year-earlier period.

     The company reported a net loss of $64 million, or $2.04 per share, for the fourth quarter of 2001 compared with net income of $18 million, or 68 cents per share, for the year-earlier period. For full year 2001, the net loss was $92 million, or $3.14 per share, compared with net income of $36 million, or $1.39 per share, for 2000. The net loss for 2001 reflects a net loss from discontinued businesses of $36 million for the fourth quarter of 2001 and $87 million for the full year 2001. The net loss from discontinued operations includes increases in loss reserves for the alternative markets reinsurance business of $34 million, after tax, in the fourth quarter and $67 million, after tax, for the full year 2001.

     Commenting on the company's results, William R. Berkley, chairman and chief executive officer, said: "The results for the fourth quarter and full year of 2001 were both disappointing and exciting. Disappointing because the results of prior years, primarily of the reinsurance business, required substantial additional reserves in order to maintain the integrity of our balance sheet. Exciting because pricing levels for new and renewal business have continued to show substantial increases. We continue to believe that 2002 will prove to be an outstanding year."

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     Founded in 1967, W.R. Berkley Corporation is an insurance holding company that operates in five segments of property casualty insurance business: specialty insurance, alternative markets, reinsurance, regional property casualty insurance and international.

     This is a "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2002 and beyond, are based upon the Company's historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to, the cyclical nature of the property casualty industry, the long-tail and potentially volatile nature of the reinsurance business, product demand and pricing, claims development and the process of estimating reserves, timing and development of losses related to the Enron bankruptcy, the uncertain nature of damage theories and loss amounts and the development of additional facts related to the attacks of September 11, 2001, the increased level of our retention, natural and man-made catastrophic losses, including as a result of terrorist activities, the impact of competition, the availability of reinsurance, the ability of our reinsurers to pay reinsurance recoverables owed to us, investment results, exchange rate and political risks, legislative and regulatory developments, changes in the ratings assigned to us by ratings agencies, the effects of the refocusing of our business, including our withdrawal from the personal lines business, uncertainty as to reinsurance coverage for terrorist acts, the availability of dividends from our insurance company subsidiaries, our successful integration of acquired companies or investment in new insurance ventures, our ability to attract and retain qualified employees, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. These risks could cause actual results of the industry or our actual results for the year 2002 and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

                                      # # #


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

                                    W. R. BERKLEY CORPORATION
                                 Consolidated Financial Summary


                                          For the Three Months        For the Twelve Months
                                           Ended December 31,          Ended December 31,
                                          --------------------        ---------------------
                                           2001           2000          2001           2000
                                           ----           ----          ----           ----
                                             (Amounts in thousands except per share data)


Revenues:
  Net premiums written                 $   503,070    $   394,318   $ 1,858,096    $ 1,506,244
  Change in unearned premiums              (44,991)         5,013      (177,627)       (15,230)
                                           -------        -------      --------      ---------
    Premiums earned                        458,079        399,331     1,680,469      1,491,014
  Net investment income                     47,421         57,423       195,021        210,448
  Service fees                              19,219         16,514        75,771         68,049
  Realized investment gains (losses)       (23,276)         6,479       (11,494)         8,364
  Other income                                 132            326         2,030          3,412
                                           -------        -------     ---------      ---------

    Total revenues                         501,575        480,073     1,941,797      1,781,287

Expenses:
  Losses and loss expenses                 420,902        290,815     1,380,500      1,094,411
  Other operating expenses                 170,970        152,173       663,776        596,579
  Interest expense                          11,287         11,642        45,719         47,596
  Restructuring charge                       3,196           --           3,196          1,850
                                           -------        -------     ---------      ---------
      Total expenses                       606,355        454,630     2,093,191      1,740,436

    Income (loss) before income taxes
     and minority interest                (104,780)        25,443      (151,394)        40,851

Income tax benefit (expense)                35,102         (6,536)       56,661         (2,451)
Minority interest                            5,514           (743)        3,187         (2,162)
                                           -------        -------     ---------      ---------

  Net income (loss)                    $   (64,164)   $    18,164   $   (91,546)   $    36,238
                                           =======        =======      ========      =========

Earnings (loss) per share:
    Basic                              $     (2.04)   $      0.71   $     (3.14)   $      1.41
                                           =======        =======      ========      =========
    Diluted                            $     (2.04)   $      0.68   $     (3.14)   $      1.39
                                           =======        =======      ========      =========

Average shares outstanding:
    Basic                                   31,517         25,536        29,139         25,632
                                           =======        =======      ========      =========
    Diluted                                 33,110         26,539        30,555         25,991
                                           =======        =======      ========      =========


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

                                       W. R. BERKLEY CORPORATION
                                          After Tax Earnings
                             (Amounts in thousands except per share data)



                                                         For the Three Months   For the Twelve Months
                                                          Ended December 31,     Ended December 31,
                                                         ---------------------  --------------------
                                                            2001        2000       2001        2000
                                                            ----        ----       ----        ----


After tax earnings:
------------------

  Operating income before special charges                $ 17,946    $ 13,610   $ 56,218    $ 38,463
  World Trade Center charge                                  --          --      (22,750)       --
  Enron charge                                            (12,000)       --      (12,000)       --
  Reserve strengthening                                   (21,288)       --      (21,288)       --
                                                          -------     -------    -------     -------
  Operating income (loss)                                 (15,342)     13,610        180      38,463
  Discontinued businesses                                 (36,200)        343    (86,762)     (6,458)
  Restructuring charge                                     (2,077)       --       (2,077)     (1,203)
  Realized gains (losses), net of minority interest(4)    (10,545)      4,211     (2,887)      5,436
                                                         --------     -------    -------     -------
    Net income (loss)                                    $(64,164)   $ 18,164   $(91,546)   $ 36,238
                                                          =======     =======    =======     =======

Earnings (loss) per share:
-------------------------

    Operating income before special charges              $   0.57    $   0.52   $   1.93    $   1.48
    World Trade Center charge                                --          --        (0.78)       --
    Enron charge                                            (0.38)       --        (0.41)       --
    Reserve strengthening                                   (0.68)       --        (0.73)       --
                                                          -------     -------     ------      ------
    Operating income (loss)                                 (0.49)       0.52       0.01        1.48
    Discontinued businesses                                 (1.15)       0.01      (2.98)      (0.25)
    Restructuring charge                                    (0.07)       --        (0.07)      (0.05)
    Realized gains (losses), net of minority interest(4)    (0.33)       0.15      (0.10)       0.21
                                                          -------     -------     ------      ------
     Net income (loss)                                   $  (2.04)   $   0.68   $  (3.14)   $   1.39
                                                          =======     =======    =======     =======
    Cash flow from operations before
   change in trading account                             $ 81,013    $ (3,095)  $209,917     $ 76,334
                                                          =======    ========    =======      =======


(1)  Catastrophe losses for continuing business segments were $5.2 million pretax, or 11 cents per share after tax, in the fourth quarter of 2001 compared with $4.5 million pretax, or 11 cents per share after tax, in the year-earlier period. Catastrophe losses for continuing business segments, excluding losses related to the World Trade Center attack, were $37.1 million pretax, or 83 cents per share after tax, for the full year 2001 compared with $30.8 million pretax, or 77 cents per share after tax, in 2000.

(2)  Operating income or loss excludes net income or loss from discontinued businesses, realized gains or losses on investment sales and restructuring charges.

(3)  Catastrophe losses for the discontinued businesses were $24.1 million pretax, or 54 cents per share after tax, for the full year 2001 compared with $18.3 million pretax, or 46 cents per share after tax, in 2000.

(4)  Realized gains (losses) for 2001 include a fourth quarter charge of approximately $7 million, after tax and minority interest, for a reduction in the value of certain investments held by a subsidiary in Argentina.



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

                                  W. R. BERKLEY CORPORATION
                                Operating Results By Segment
                                   (Amounts in thousands)

                                       For the Three Months         For the Twelve Months
                                        Ended December 31,           Ended December 31,
                                       --------------------         --------------------

                                        2001          2000           2001           2000
                                        ----          ----           ----           ----


Specialty Insurance:
  Gross premiums written             $ 184,007      $104,555      $ 611,364     $  407,545
  Net premiums written                 160,870        77,595        527,502        285,525
  Premiums earned                      125,716        72,009        401,611        270,896
  Pretax operating income               11,170        13,302         30,185         30,993
  Loss ratio                              70.1%         69.2%          71.4%          73.2%
  Expense ratio                           28.8%         30.4%          31.1%          33.6%
  GAAP combined ratio                     98.9%         99.6%         102.5%         106.8%

Alternative Markets:
  Gross premiums written             $  42,074      $ 22,201      $ 169,439     $  108,802
  Net premiums written                  38,667        20,014        151,942         98,001
  Premiums earned                       38,322        26,216        123,173         88,872
  Pretax operating income                6,246        10,552         34,255         34,944
  Loss ratio                              80.0%         72.4%          76.5%          70.2%
  Expense ratio                           31.3%         34.0%          32.9%          38.7%
  GAAP combined ratio                    111.3%        106.4%         109.4%         108.9%

Reinsurance (1):
  Gross premiums written             $  98,087      $ 87,233      $ 332,382     $  323,846
  Net premiums written                  69,610        76,034        236,784        276,640
  Premiums earned                       69,142        81,912        236,385        298,102
  Pretax operating income              (44,334)        9,489        (57,034)        28,987
  Loss ratio                             146.3%         74.1%         104.4%          73.2%
  Expense ratio                           31.0%         30.5%          36.8%          33.2%
  GAAP combined ratio                    177.3%        104.6%         141.2%         106.4%

Regional Insurance (1):
  Gross premiums written             $ 193,833     $ 132,857      $ 705,001     $  579,890
  Net premiums written                 165,271       117,295        598,149        499,526
  Premiums earned                      154,573       120,363        555,750        503,029
  Pretax operating income (loss)        18,636        (1,145)        40,399          4,182
  Loss ratio                              61.6%         74.4%          67.2%          75.5%
  Expense ratio                           34.8%         39.2%          35.0%          35.1%
  GAAP combined ratio                     96.4%        113.6%         102.2%         110.6%

International:
  Gross premiums written             $  47,419     $  41,485      $ 170,600     $  143,523
  Net premiums written                  42,554        36,424        150,090        118,981
  Premiums earned                       38,874        30,930        140,909        107,285
  Pretax operating income                3,020         3,083         12,149          6,591
  Loss ratio                              62.1%         62.1%          61.4%          62.1%
  Expense ratio                           43.2%         37.3%          40.6%          41.7%
  GAAP combined ratio                    105.3%         99.4%          02.0%         103.8%

Total continuing segments:
  Gross premiums written             $ 565,420     $ 388,331     $1,988,786     $1,563,606
  Net premiums written                 476,972       327,362      1,664,467      1,278,673
  Premiums earned                      426,627       331,430      1,457,828      1,268,184
  Pretax operating income               (5,262)       35,281         59,954        105,697
  Loss ratio                              79.5%         71.9%          74.6%          73.0%
  Expense ratio                           32.9%         34.6%          34.6%          35.2%
  GAAP combined ratio                    112.4%        106.5%         109.2%         108.2%



(1)  In the third quarter of 2001, the Company re-aligned the operating segments to reflect the discontinuance of the personal lines and alternative markets reinsurance businesses.



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

                                    W. R. BERKLEY CORPORATION
                            Operating Results By Segment (continued)
                                     (Amounts in thousands)

                                           For the Three Months         For the Twelve Months
                                            Ended December 31,           Ended December 31,
                                           --------------------         --------------------
                                            2001           2000         2001            2000
                                            ----           ----         ----            ----

Discontinued:
  Gross premiums written               $    28,508    $    78,066   $   219,680    $   253,149
  Net premiums written                      26,098         66,956       193,629        227,571
  Premiums earned                           31,452         67,901       222,641        222,830
  Pretax operating income (loss)           (55,692)           528      (133,480)        (9,936)
  Loss ratio                                 259.8%          77.3%        131.4%          75.9%
  Expense ratio                               24.4%          25.7%         33.0%          32.8%
  GAAP combined ratio                        284.2%         103.0%        164.4%         108.7%

Total:
  Gross premiums written               $   593,928    $   466,397   $  2,208,466   $ 1,816,755
  Net premiums written                     503,070        394,318      1,858,096     1,506,244
  Premiums earned                          458,079        399,331      1,680,469     1,491,014
  Pretax operating income (loss)           (60,954)        35,809        (73,526)       95,761
  Loss ratio                                  91.9%          72.8%          82.1%         73.4%
  Expense ratio                               32.3%          33.1%          34.4%         34.8%
  GAAP combined ratio                        124.2%         105.9%         116.5%        108.2%



                                    Balance Sheet Information
                          (Amounts in thousands except per share data)

                                                   December 31,     December 31,
                                                       2001             2000
                                                       ----             ----

Total investments (1)                              $3,598,053         $3,111,602
Total assets                                        5,633,509          5,022,070
Reserves for losses                                 2,817,682          2,533,917
Long-term debt                                        370,554            370,158
Trust preferred securities                            198,210            198,169
Stockholders' equity (2)                              931,595            680,896
Shares outstanding                                     33,241             25,656
  Stockholders' equity per share                        28.03              26.54


(1) Investments include trading account receivable from brokers and clearing organizations and trading securities sold but not yet purchased.

(2) Stockholders' equity includes after tax unrealized investment gains of $37.3 million and $19.4 million as of December 31, 2001 and December 31, 2000, respectively.